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                                                                    EXHIBIT 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this PentaStar Communications, Inc. (the "Company") Registration Statement on Form S-8 of the following: our report dated March 24, 2000, on the consolidated balance sheet of the Company as of December 31, 1999, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended; our report dated January 19, 2000, on the balance sheets of ICM Communications Integration, Inc. as of October 25, 1999 and December 31, 1998, and the related statements of operations, shareholders' equity and cash flows for the period from January 1, 1999 to October 25, 1999 and the year ended December 31, 1998; our report dated February 2, 2000, on the balance sheets of DMA Ventures, Inc. d/b/a Access Communications as of October 25, 1999 and December 31, 1998, and the related statements of operations, shareholder's equity and cash flows for the period from January 1, 1999 to October 25, 1999 and the year ended December 31, 1998, all included in the Company's Form 10-K dated March 30, 2000 and to all references to our Firm included in this Registration Statement.


/s/ ARTHUR ANDERSEN LLP

Denver, Colorado,
  October 26, 2000.